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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 1999 relating to the financial statements of Be Incorporated, which appears in Be Incorporated's Registration Statement on Form S-1 (Registration Number 333-77855) which became effective on July 20, 1999. We also consent to the incorporation by reference of our report dated April 2, 1999 related to the financial statement schedule which appears in such registration statement on form S-1.


/s/ PricewaterhouseCoopers LLP


San Jose, California
August 16, 1999